Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following Unaudited Condensed Consolidated Pro Forma Financial Statements reflect the effects of adjustments to the historical financial condition and results of operations of Cogint, Inc. (“cogint,” or the “Company”), reflecting the Spin-off of Red Violet, as defined below. You should read these Unaudited Condensed Consolidated Pro Forma Financial Statements in conjunction with the Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements and other financial information included in this document, the Consolidated Financial Statements included in cogint’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 14, 2018, and the Consolidated and Combined Financial Statements for the year ended December 31, 2017 included in Red Violet’s Registration Statement on Form 10, as filed with the SEC on March 12, 2018.

The following Unaudited Condensed Consolidated Pro Forma Balance Sheet as of December 31, 2017 gives effect to the Spin-off of Red Violet as if it had occurred on that date. The Unaudited Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 2017 gives effect to the Spin-off of Red Violet as if it had occurred on January 1, 2017.

The major transactions and events and assumptions in association with the Spin-off of Red Violet include the following:

(1)	On March 26, 2018 (the “Distribution Date”), cogint completed the previously announced spin-off (the “Spin-off”) of its risk management business from its digital marketing business by way of a distribution of all the shares of common stock (the “Distribution”) of the Company’s wholly-owned subsidiary, Red Violet, Inc. (“Red Violet”) on a pro rata basis to the Company’s stockholders of record as of March 19, 2018 (the “Record Date”) and certain warrant holders, in accordance with a Separation and Distribution Agreement (the “Separation Agreement”) as well as other related agreements between cogint and Red Violet, each entered into on February 27, 2018 (collectively, the “Spin-off Agreements”). Upon the Spin-off, cogint continues to trade on NASDAQ, with Fluent, LLC (“Fluent”) being its wholly-owned subsidiary.

(2)	Based on preliminary evaluation, for accounting purposes, the Company will recognize the Spin-off of Red Violet in accordance with Accounting Standards Codification (“ASC”) 205-20, “Discontinued Operations.” Related assets and liabilities of Red Violet are removed from cogint’s consolidated balance sheet, while the operating results of Red Violet are removed from cogint’s consolidated statement of operations. In addition, certain corporate expenses, such as corporate employee salaries and benefits of the functional groups such as executive management, accounting, information technology and administrative, compensation of the board of directors, and corporate administrative expenses are removed, as they were not expected to be incurred if the Spin-off of Red Violet had occurred at the beginning of the period presented. The pro forma also includes the impact of additional restricted stock units (“RSUs”) to be granted to the new cogint directors, and additional costs in relation to transition period services provided to cogint by Red Violet.

(3)	On March 12, 2018, cogint accelerated the vesting of outstanding shares of stock options, RSUs and restricted stock held by certain employees, consultants, and directors, including only those employees who will continue with Red Violet upon completion of the Spin-off, subject to such employees still being employed or providing services on the acceleration date. The related compensation expense is recognized fully in the discontinued operations prior to the Spin-off.

(4)	cogint contributed an aggregate of $20.0 million in cash to Red Violet for working capital, upon the Spin-off of Red Violet.

(5)	cogint refinanced its debt upon the Spin-off of Red Violet. In preparation of the pro forma, we used the five-year long-term debt in the aggregate amount of $70.0 million, with an estimated annual interest rate of 8.87%, based on the terms of the Amendment, as defined in Note 3(c) to the Unaudited Condensed Consolidated Pro Forma Financial Statements below.

(6)	Income taxes are based on an expected effective income tax rate of 38.1%. As a result of the tax reform legislation commonly known as the Tax Cuts and Jobs Act of 2017 (the “Act”), enacted on December 22, 2017, we expect the effective income tax rate to be lowered going forward.

We believe that the assumptions we use provide a reasonable basis on which to present the unaudited condensed consolidated pro forma financial data. We are providing these Unaudited Condensed Consolidated Pro Forma Financial Statements for information purposes only and you should not construe them to be indicative of our consolidated financial position or results of operations had the transactions and events described above been completed on the dates assumed. Furthermore, these financial statements do not project our financial condition or results of operations for any future date or period.

COGINT, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2017

(Amounts in thousands, except share data)

	Historical	Adjustments		Pro Forma
ASSETS:
Current assets:
Cash and cash equivalents	$16,629	$(65)	(a)	$10,129
		13,500	(b)
		$(19,935)	(b)
Accounts receivable, net of allowance for doubtful accounts	37,928	(1,650)	(a)	36,278
Prepaid expenses and other current assets	2,424	(559)	(a)	1,865

Total current assets	56,981	(8,709)		48,272
Property and equipment, net	1,778	(1,091)	(a)	687
Intangible assets, net	89,707	(15,353)	(a)	74,354
Goodwill	166,256	(5,227)	(a)	160,642
		(387)	(d)
Other non-current assets	2,277	(1,180)	(a)	1,097

Total assets	$316,999	$(31,947)		$285,052

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Trade accounts payable	$11,585	$(919)	(a)	$10,666
Accrued expenses and other current liabilities	18,146	(6,437)	(a)	11,709
Deferred revenue	298	(33)	(a)	265
Current portion of long-term debt	2,750	(2,750)	(c)	3,500
		3,500	(c)

Total current liabilities	32,779	(6,639)		26,140
Promissory notes payable to certain shareholders, net	10,837	(10,837)	(c)	—
Long-term debt, net	49,376	(49,376)	(c)	66,500
		66,500	(c)

Total liabilities	92,992	(352)		92,640

Shareholders’ equity:
Preferred stock—$0.0001 par value, 10,000,000 shares authorized	—	—		—
Common stock—$0.0005 par value, 200,000,000 shares authorized	31	—		31
Treasury stock, at cost	(1,274)	—		(1,274)
Additional paid-in capital	392,687	13,500	(b)	386,252
		(19,935)	(b)
Accumulated deficit	(167,437)	(17,736)	(a)	(192,597)
		(7,037)	(c)
		(387)	(d)

Total shareholders’ equity	224,007	(31,595)		192,412

Total liabilities and shareholders’ equity	$316,999	$(31,947)		$285,052

The accompanying notes are an integral part of this statement.

COGINT, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(Amounts in thousands, except share data)

	Historical	Adjustments			Pro Forma
Revenue	$220,268	$(8,578)	(a	)	$211,690
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	147,407	(7,066)	(a	)	140,341
Sales and marketing expenses	20,570	(4,394)	(a	)	16,176
General and administrative expenses	76,990	(17,480)	(a	)	30,045
		(29,465)	(e	)
Depreciation and amortization	14,193	(1,138)	(a	)	13,055
Write-off of long-lived assets	3,626	—			3,626

Total costs and expenses	262,786	(59,543)			203,243

(Loss) income from operations	(42,518)	50,965			8,447
Other expense:
Interest expense, net	(9,683)	3,589	(c	)	(6,094)
Other expenses, net	(1,005)	1,005	(e	)	—

Total other expense	(10,688)	4,594			(6,094)

(Loss) income before income taxes	(53,206)	55,559			2,353
Income taxes	—	897	(f	)	897

Net (loss) income	$(53,206)	$54,662			$1,456
Loss (earnings) per share:
Basic	$(0.96)				$0.02

Diluted	$(0.96)				$0.02

Weighted average number of shares outstanding:
Basic	55,648,235	14,169,228	(g	)	69,817,463

Diluted	59,047,917	14,169,228	(g	)	73,217,145

The accompanying notes are an integral part of this statement.

COGINT, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

1.	Basis of presentation

The preceding Unaudited Condensed Consolidated Pro Forma Financial Statements have been prepared by the Company based on the historical financial statements of cogint to illustrate the effects of the Spin-off of Red Violet. The unaudited pro forma financial data is based on the historical financial statements of cogint, and on publicly available information and certain assumptions that we believe are reasonable, which are described below in the Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements. The historical financial information is adjusted in the Unaudited Condensed Consolidated Pro Forma Financial Statements to give effect to pro forma events that are (1) directly attributable to the Spin-off of Red Violet, (2) factually supportable, and (3) with respect to the consolidated statements of operations, expected to have a continuing impact on the consolidated results.

The Unaudited Condensed Consolidated Pro Forma Financial Statements included herein have been prepared in accordance with the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma financial information is presented for informational purposes only, and may not necessarily reflect our future results of operations or what the results of operations would have been had we completed the Spin-off of Red Violet as of the beginning of the periods presented.

2.	Summary of significant accounting policies

The Unaudited Condensed Consolidated Pro Forma Financial Statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Notes to Consolidated Financial Statements included in the Company’s 2017 Form 10-K, as filed with the SEC on March 14, 2018.

3.	Preliminary pro forma adjustments

The following is a summary of the pro forma adjustments reflected in the Unaudited Condensed Consolidated Pro Forma Financial Statements:

(a)	Reflect the removal of assets and liabilities recorded by Red Violet as of December 31, 2017, without consideration of the contribution requirement of $20.0 million in cash to Red Violet upon the Spin-off, as discussed in item (b) below, and the removal of operating results of Red Violet for the year ended December 31, 2017. The net impact of the loss on disposal of assets and liabilities of Red Violet of $17,736 also results in an increase in accumulated deficit in the unaudited condensed consolidated pro forma balance sheet as of December 31, 2017 as the loss will be classified as a loss on disposal of discontinued operations.

(b)	For the purpose of the acceleration of the Spin-off of Red Violet, pursuant to a definitive securities purchase agreement on January 10, 2018 with certain qualified institutional buyers, the Company issued an aggregate of 2,700,000 shares of common stock in a registered direct offering for gross proceeds of $13.5 million. We assumed the registered direct offering of $13.5 million occurred on December 31, 2017 as the amount was used to fund the $20.0 million cash contribution. Cash and cash equivalents of $19,935, the difference between $20.0 million and $65 recorded by Red Violet as of December 31, 2017, was contributed to Red Violet for working capital upon the Spin-off to meet the $20.0 million cash contribution requirement. The $19,935 cash contribution resulted in a decrease in additional paid-in capital in the unaudited condensed consolidated pro forma balance sheet as of December 31, 2017.

(c)

Reflect the refinancing and payoff of the Company’s debt upon the Spin-off of Red Violet as this was a condition of the lenders required to effectuate the Spin-off. On March 26, 2018, Fluent entered into a Limited Consent and Amendment No. 6 to Credit Agreement (the “Amendment”) with lenders and Whitehorse Finance, Inc. (collectively, “Whitehorse”). The Amendment, among other things, refinanced the existing term loans with a new term loan in the aggregate amount of $70.0 million (the

“Refinanced Term Loan”), with a five-year period and an estimated annual interest rate of 8.87%. Red Violet is excluded from any guarantee of the Refinanced Term Loan. The outstanding balance of promissory notes payable to certain shareholders of $10.8 million was also repaid using the Refinanced Term Loan. Interest expense arising from the Refinanced Term Loan is estimated to decrease by $3,589 for the year ended December 31, 2017. In addition, the write-off of outstanding unamortized debt costs of the original term loans and the prepayment premium and costs, in an aggregate of $7,037, were charged into accumulated deficit prior to the Spin-off of Red Violet.

(d)	Reflect the amount of derecognized goodwill of cogint upon the Spin-off of Red Violet, based on the relative fair value of Red Violet’s portion of the Information Services reporting unit compared to the total estimated fair value of the Information Services reporting unit. It results in a decrease in goodwill of $387 in the unaudited condensed consolidated pro forma balance sheet as of December 31, 2017, in addition to the removal of goodwill recorded by Red Violet of $5,227 as of December 31, 2017 (see Note (a) above).

(e)	Reflect the deduction in certain corporate expenses, such as corporate employee salaries and benefits of the functional groups such as executive management, accounting, information technology and administrative, compensation of the board of directors, and corporate administrative expenses, as they were not expected to be incurred if the Spin-off of Red Violet had occurred at the beginning of the period presented. The pro forma also includes the impact of additional restricted stock units (“RSUs”) to be granted to the new cogint directors, and additional costs in relation to transition period services provided to cogint by Red Violet. Among the deduction of an aggregate of $29,465 in general and administrative expenses, there were acquisition costs of $4.7 million in association with the terminated proposed business combination with BlueFocus International Limited, and share-based compensation expense of $23.4 million associated with stock options, RSUs and restricted stock held by certain employees, consultants, and directors, including only those employees who will continue with Red Violet upon completion of the Spin-off. The related compensation expense is recognized fully prior to the Spin-off. In addition, non-cash loss of $1,005 on amendments of warrants exercised by certain warrant holders in 2017 was deducted for pro forma purposes, as the cash proceeds from the exercise of warrants by such warrant holders were utilized by Red Violet.

(f)	Reflect the income taxes based on an expected effective income tax rate of 38.1%. As a result of the Act, enacted on December 22, 2017, we expect the effective income tax rate to be lowered going forward.

(g)	The pro forma basic weighted average number of shares outstanding is primarily computed based on the basic weighted average number of shares outstanding of cogint, plus the number of accelerated or vested but not delivered shares of RSUs previously granted to certain employees, consultants, and directors, including only those employees who will continue with Red Violet upon completion of the Spin-off. The pro forma diluted weighted average number of shares outstanding is primarily computed based on the pro forma basic weighted average number of shares outstanding, plus the outstanding RSUs that are not subject to acceleration and therefore did not vest upon the Spin-Off.

4.	Preliminary pro forma adjusted EBITDA

We will continue to evaluate the financial performance of cogint after the Spin-off on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on US GAAP, adding back interest expense, income tax expense, depreciation and amortization, share-based compensation expense, write-off of long-lived assets and other adjustments. Our pro forma adjusted EBITDA is noted in the table below for the year ended December 31, 2017.

(In thousands)	Pro Forma
Pro forma net income	$1,456
Interest expense, net	6,094
Income tax expense	897
Depreciation and amortization	13,055
Share-based compensation expense	7,608
Write-off of long-lived assets	3,626
Litigation costs	204
Restructuring costs	890

Pro forma adjusted EBITDA	$33,830

We present adjusted EBITDA as a supplemental measure of our operating performance because we believe it provides useful information to our investors as it eliminates the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use it as an integral part of our internal reporting to measure the performance of our reportable segments, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect across all reportable segments of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and write-off of long-lived assets.

Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.